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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76451 of LoreCom Technologies, Inc. (formerly The Alliance Group, Inc.)
on Form SB-2 of our reports on the financial statements of the following companies (for the periods indicated) appearing in the Prospectus, which is part of this Registration Statement:
          As of December 31, 1998, and for the period from September 4, 1998 (date of inception), to December 31, 1998:
               LoreCom Technologies, Inc. (formerly The Alliance Group, Inc.), dated March 18, 1999 (April 9, 1999 as to Note 7 to the financial statements and May 12, 1999 as to Note 8 to the financial statements)
          As of December 31, 1998, and the year then ended:
               Access Communication Services, Inc., dated February 28, 1999 American Telcom, Inc., dated February 19, 1999
               Banner Communications, Inc., dated February 28, 1999 Communication Services, Inc., dated March 9, 1999
               Travis Business Systems, Inc., dated February 19, 1999
          As of December 31, 1998 and 1997, and for the years then ended:
               Telephone and Paging Divisions of Electrical & Instrument Sales Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the divisions being a component part of EIS), dated March 5, 1999
          As of September 30, 1998, and for the year then ended:
               Terra Telecom, Inc., dated February 15, 1999
               Telkey Communications, Inc., dated February 26, 1999

We also consent to the reference to us under the headings "Summary Combined Financial Information" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
May 12, 1999